UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 22, 2005
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01      Entry into a Material Definitive Agreement

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 9.01      Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

Item 1.01	Entry into a Material Definitive Agreement

On September 22, 2005, the HR & Compensation Committee (the “Committee”) of the Board of Directors of Hewlett-Packard Company (“HP”) approved an administrative amendment to the Excess Benefit Retirement Plan (the “Benefit Plan”). The Benefit Plan permits participants to elect a lump sum distribution or installment payments of the accrued amount payable under the Benefit Plan. Pursuant to the amendment, the surviving spouse or other beneficiaries of deceased participants will receive in aggregate the amount that would have otherwise been payable to the participant had such participant survived and taken a distribution from the Benefit Plan.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

On September 23, 2005, Robert E. Knowling, Jr. announced his retirement from the Board of Directors of HP, effective as of the adjournment of the HP Board meeting on September 23, 2005 (the “Effective Time”). Mr. Knowling indicated to the Board that as a result of his new duties at Vercuity Solutions, Inc., where he is now Chief Executive Officer, he intends to resign from the boards of directors of all public companies, including HP, on which he now sits.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)

In connection with Mr. Knowling’s resignation as a director effective as of the Effective Time, the Board approved an amendment to Section 3.2 of Article III of HP’s Bylaws decreasing the number of HP directors from ten (10) to nine (9), effective as of the Effective Time.  The Amended and Restated Bylaws of HP reflecting such amendment are filed with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Amended and Restated Bylaws of Hewlett-Packard Company (filed herewith)

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: September 28, 2005	By:	/s/ Charles N. Charnas

	Name:	Charles N. Charnas
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amended and Restated Bylaws of Hewlett-Packard Company (filed herewith)